                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-44877, No. 33-54075, and No. 333-38752) pertaining to the
Wellman, Inc. Retirement Plan of our report dated June 13, 2003, with respect to the financial statements and supplemental schedule of the Wellman, Inc. Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.


/s/Ernst & Young
Charlotte, North Carolina
June 26, 2003